                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No.     )



Check the appropriate box:
/ /   Preliminary proxy statement            / /  Confidential, For Use of the
/ /   Definitive proxy statement                  Commission Only (as permitted
/ /X  Definitive additional materials             by Rule 14c-5(d)(2))


                            MORTGAGE REALTY AND TRUST
                  (Name of Registrant as Specified in Charter)
--------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):
/ /    $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14c-5(g).
/ / X  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

(2) Aggregate number of securities to which transactions applies:
________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

(5) Total Fee Paid:
________________________________________________________________________________

/ / Fee Paid Previously with Preliminary Materials

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

(3) Filing Party:
________________________________________________________________________________

(4) Date Filed:
________________________________________________________________________________

                              INFORMATION STATEMENT


DATE, TIME AND PLACE INFORMATION

    This Information Statement is being mailed on or about October 2, 1995 to the holders of Mortgage and Realty Trust $1.00 par value common shares (the "Common Shares").

    The principal executive offices of Mortgage and Realty Trust (the "Company") are located at 8380 Old York Road, Suite 300, Elkins Park, Pennsylvania 19027-1590 and the telephone number is (215) 881-1523.

As of October 1, 1995, the Company had outstanding 11,226,000 Common Shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The holders of 97% of the Common Shares have consented in writing to change the name of the Company to Value Property Trust and an amendment to the Company's Amended and Restated Declaration of Trust to such effect shall be filed with the Secretary of State of the State of Maryland on or about October 22, 1995. Such an amendment required the written consent of the holders of not less than 66-2/3% of the outstanding Common Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth information concerning the only persons, entities or groups which the Company believes are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Shares as of October 1, 1995.




Name and Address of        Amount and Nature of
Beneficial Owner           Beneficial Ownership          Percent of Class

Mutual Series Fund               5,571,000                   49.63%
Intermarket Corporation          2,789,000                   24.84%
Angelo Gordon & Co., L.P.        1,042,000                    9.29%


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information at October 1, 1995 with respect to the beneficial ownership of shares of the Common Shares by each named executive officer and trustee of the Company and by all named executive officers and trustees as a group. The information set forth below is based upon filings with the Securities and Exchange Commission, the Company's share records, and information obtained by the Company from the persons named below. As of October 1, 1995, no individual trustee or officer had beneficial ownership of 1% or more of the outstanding Common Shares and all trustees and officers as a group beneficially owned .5% of the outstanding Common Shares.





                                                                     Amount and Nature of      Percent
Name Beneficial Owner (1)                                            Beneficial Ownership    of Class
------------------------                                             --------------------    ---------
C.W. Strong, Jr. ..................................................           149                -
James A. Dalton....................................................             0                -
Daniel F. Hennessey................................................            17                -
Donald W. Burnes, Jr...............................................             0                -
Douglas R. Eckard..................................................             0                -
George R. Zoffinger................................................         8,443                -
Carl A. Mayer, Jr..................................................             0                -
Martin Bernstien...................................................        28,162(2)             .3%
John B. Levy ......................................................         4,206(3)             -
Richard B. Jennings................................................             0                -
Richard S. Frary...................................................        18,775                -
Jeffrey Altman.....................................................             0                -
All Named Executive Officers and Trustees
as a group (12 persons)............................................        59,752               .5%
__________________


(1)  The address of all Named Executive Officers is in care of the Company.
(2)  Includes 18,775 shares owned by Evelyn Bernstein, Mr. Bernstein's wife.
(3)  All 4,206 shares owned by Judith Brown Levy, Mr. Levy's wife.



CORPORATE NAME CHANGE

     On October 2, 1995, shareholders of [97%] of the Company's outstanding Common Shares approved an amendment to the Company's Amended and Restated Declaration of Trust changing the Company's name to "Value Property Trust." This new name is intended to reflect the Company's fresh start as a company emerging from a proceeding under Chapter 11 of the Bankruptcy Code.


VOTING PROCEDURES

     The affirmative consent of two-thirds of the outstanding Common Shares is sufficient under Maryland law to adopt the name change amendment to the Company's Amended and Restated Declaration of Trust. The Company has received written consents from [97%] of the holders of Common Shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY


Proposals By Security Holders

The management of the Company knows of no matters to be presented other than voting on the Company's name change.

                                       -3-